Contacts

EpiCept Corporation:	Investors:
777 Old Saw Mill River Road	Lippert/Heilshorn & Associates
Tarrytown, NY 10591	Kim Sutton Golodetz
Robert W. Cook	(212) 838-3777
(914) 606-3500	kgolodetz@lhai.com
mail@epicept.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com
Media:
Feinstein Kean Healthcare Greg Kelley (617) 577-8110 gregory.kelley@fkhealth.com

Nasdaq Panel Grants EpiCept’s Request for Continued Listing

TARRYTOWN, N.Y. (November 3, 2009) – EpiCept Corporation (Nasdaq and OMX Nordic Exchange: EPCT) today announced that a Nasdaq Hearings Panel has granted the Company’s request for continued listing on The Nasdaq Stock Market. The Company’s continued listing is subject to the Company’s satisfaction of the condition that on or before February 1, 2010, the Company evidence a closing bid price of at least $1.00 per share for a minimum of ten prior consecutive trading days (or, under certain circumstances, such longer period as the Panel may determine).

As previously announced, on August 3, 2009, EpiCept received notice from Nasdaq that it had not regained compliance with the minimum bid price requirement and that the Company’s securities were subject to delisting unless it requested a hearing before a Nasdaq Hearings Panel. The Company requested a hearing and appeared before the Panel on September 23, 2009. On November 2, 2009, the Panel rendered its determination to continue the Company’s listing.

The Company expects to timely comply with the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so.

About EpiCept Corporation

EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. The Company’s lead product is Ceplene®, which has been granted full marketing authorization by the European Commission for the remission maintenance and prevention of relapse in adult patients with AML in first remission. The Company has two oncology drug candidates currently in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors. The Company’s pain portfolio includes EpiCept™ NP-1, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that our securities may be delisted by The Nasdaq Capital Market and that any appeal of the delisting determination may not be successful, the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States or Canada, the risk that Ceplene® will not be launched or achieve significant commercial success, the risk that we are unable to find a suitable marketing partner for Ceplene® on attractive terms, a timely basis or at all, the risk that any required post-approval clinical study for Ceplene® will not be successful, the risk that we will not be able to maintain our final regulatory approval or marketing authorization for Ceplene®, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that Myriad’s development of Azixa™ will not be successful, the risk that Azixa™ will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that we will not be able to find a buyer for our ASAP technology, the risk that clinical trials for EpiCeptTM NP-1 or crinobulin will not be successful, the risk that EpiCept™ NP-1 or crinobulin will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for EpiCept™ NP-1 on attractive terms, a timely basis or at all, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

EPCT-GEN

*Azixa is a registered trademark of Myriad Genetics, Inc.

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